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                                                                 EXHIBIT 10.3.19

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                           ENERGY MANAGEMENT AGREEMENT

                                      AMONG

                    SITHE/INDEPENDENCE POWER PARTNERS, L.P.,

                           DYNEGY MARKETING AND TRADE

                                       AND

                          DYNEGY POWER MARKETING, INC.

                                  JULY 1, 2001

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                           ENERGY MANAGEMENT AGREEMENT

      ENERGY MANAGEMENT AGREEMENT dated as of July 1, 2001 by and among Dynegy Marketing and Trade (a Colorado general partnership, "DMT"), Dynegy Power Marketing, Inc. (a Texas corporation, "DPM"), and Sithe/Independence Power Partners, L.P. (a Delaware limited partnership, "Independence"),

                                   WITNESSETH

      WHEREAS, Independence owns a natural gas fired electric generating plant of approximately 1,032 MW net capacity located in the Town of Scriba, New York (the "Facility");

      WHEREAS, DPM and Independence have entered into a certain Tolling Agreement dated as of July 1, 2001 (the "Tolling Agreement"), pursuant to which DPM has the right to receive Tolling Services and Ancillary Services (both as defined in the Tolling Agreement) with respect to a portion of the Facility;

      WHEREAS, Independence has retained the right to sell the output of the remainder of the Facility;

      WHEREAS, Independence and Dynegy Canada Marketing and Trade ("Dynegy Canada") have entered into a certain Gas Supply Agreement dated as of July 1, 2001 (the "Gas Agreement") pursuant to which Dynegy Canada supplies Independence all of its requirements for Gas, excluding Gas for which DPM is responsible under the Tolling Agreement;

      WHEREAS, DPM has certain wholesale energy management and marketing expertise in the scheduling and management of electric generation services and products;

      WHEREAS, DMT has certain wholesale energy management expertise in the supply and delivery of natural gas; and

      WHEREAS, Independence wishes to take advantage of the combined wholesale energy management expertise of DPM and DMT for the Facility in accordance with the terms hereof, and DPM and DMT are willing to provide such energy management services;

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      NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, DMT, DPM and Independence, intending to be legally bound, agree as follows:

                             ARTICLE 1 - DEFINITIONS

            1.01 FORMAT

                  (a) References to Articles and Sections herein are cross-references to Articles and Sections, respectively, in this Agreement, unless otherwise stated.

                  (b) All Schedules that are attached to this Agreement are incorporated by reference as if fully set forth herein.

                  (c) All references to quantities of Gas are references on an HHV basis unless otherwise stated.

            1.02 DEFINITIONS

      In addition to the terms defined elsewhere in this Agreement, when used with initial capitalization, whether singular or plural, the following terms shall have the meanings set forth below. All references in this Agreement to any governmental or non-governmental entity, including, without limitation, NYISO and FERC, shall include any and all successors to such entities. Unless the context otherwise requires, any reference herein to any contract, agreement or tariff and any schedule, attachment or exhibit thereto shall mean such contract, agreement, tariff, schedule, attachment or exhibit as amended, supplemented and modified and in effect from time to time.

(1) "Affiliate" means, with respect to any entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

(2) "Business Day" means any Day on which Federal Reserve member banks in New York, New York are open for business.

(3) "Claim" means any demand, claim, cause of action, lawsuit, or proceeding of any kind or character, including investigation or audit by a Governmental Authority.

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(4)   "Contract Term" has the meaning set forth in Section 2.01.

(5)   "Day" has the meaning set forth in the NYISO Requirements.

(6)   "Effective Date" has the meaning set forth in Section 2.01.

(7)   "Empire" means Empire State Pipeline.

(8) "Empire Gas Transportation Contract" means the Empire Firm Transportation Agreement dated October 4, 1993 between Empire, Empire State Pipeline Company ("ESPC"), St. Clair Pipeline Company, Inc. ("SCPC") and Independence as it incorporates the terms of the Supplemental Agreement dated February 28, 1992 among Independence, Empire, SCPC and ESPC.

(9)   "Energy Management Fee" means an amount equal to $[***] per month.

(10) "Energy Manager(s)" means, in the singular, either of DPM or DMT, and in the plural both DPM and DMT.

(11)  "FERC" means the Federal Energy Regulatory Commission.

(12) "Gas" means natural gas, including gas-well gas, casinghead gas and/or residue gas resulting from processing both casinghead gas and gas-well gas, and shall include liquefied natural gas and synthetic gas in a vaporized state, in each case meeting or exceeding the minimum quality specifications under the Empire Gas Transportation Contract (and related Empire Gas tariffs) and the Niagara Mohawk Transportation Contract (and related Niagara Mohawk Gas tariffs).

(13) "Gas Facility Point" means the outlet flange of the Gas Metering Equipment at the interconnection between the Facility and Line 63 of Niagara Mohawk.

(14) "Good Electrical Practices" means those practices, methods and acts engaged in or approved by a significant portion of the independent electric power generation industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time a decision is made, could have been expected to accomplish a desired result at reasonable cost consistent with good business practices, reliability, safety and expedition. Good Electrical Practices are not intended to be

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      limited to the optimum practices, methods or acts to the exclusion of others, but rather to those practices, methods and acts generally accepted or approved by a significant portion of the power industry in the relevant region, during the relevant time period, as described in the immediately preceding sentence.

(15) "Governmental Authority" shall mean any federal, state, local or municipal governmental body; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority, jurisdiction or power; any court or governmental tribunal; or any applicable independent system operator, regional transmission organization, regional power pool, reliability council or other regional entity performing similar functions.

(16) "Interest Rate" means, for each Day, a rate per annum equal to the prime rate reported in The Wall Street Journal's "Money Rates" column (or any similar column published in The Wall Street Journal in replacement thereof) for the immediately preceding Business Day plus 2%. If the Wall Street Journal ceases to report the prime rate, the prime rate for purposes of this Agreement shall be the prevailing prime rate (or base rate) charged by major banks in the United States.

(17) "Law" means any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination by a Governmental Authority.

(18) "Loss" means any loss, award, judgment, liability, damage, charge, fine, penalty, interest cost, or expense of any kind or nature (including attorneys' fees and other expenses associated with litigation and preparation for litigation, such as court costs and expert and consultants' fees and expenses).

(19)  "Month" means calendar month.

(20)  "Niagara Mohawk" means Niagara Mohawk Power Corporation.

(21) "Niagara Mohawk Gas Transportation Contract" means the Niagara Mohawk Firm Transportation Agreement dated March 11, 1992 between Niagara Mohawk and Independence.

(22)  "NYISO" means the New York Independent System Operator, Inc.

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(23)  "NYISO Bid" means a bid, Schedule or request to operate submitted to the
      NYISO related to the generation of energy or ancillary services from the Facility.

(24) "NYISO Directed Operation" means, for any period, the operation of all or a portion of the Facility at the direction of the NYISO during such period, including the operation of the Facility in response to an NYISO Bid accepted by the NYISO or the operation of the Facility at the direction of a Transmission Provider (as defined in the Tolling Agreement) pursuant to NYISO Requirements.

(25) "NYISO Open Access Transmission Tariff" means the NYISO Open Access Transmission Tariff filed with FERC by the NYISO.

(26) "NYISO Operating Agreement" means the amended and restated Operating Agreement of the NYISO filed with FERC by the NYISO.

(27) "NYISO Requirements" means the then applicable and valid obligations, rules and regulations as defined and set forth in the NYISO Operating Agreement, the NYISO Services Tariff, the NYISO Open Access Transmission Tariff and/or similar agreements, policies and guidelines.

(28) "NYISO Services Tariff" means the NYISO Market Administration and Control Area Services Tariff filed with FERC by the NYISO.

(29)  "Operating Committee" has the meaning set forth in Section 7.02.

(30) "Operator" means the person named by Independence from time to time, as the operator of the Facility, as the same may be re-appointed by Independence from time to time.

(31) "Party" or "Parties" means in the singular, any one of Independence, DPM or DMT, and in the plural, means Independence, DPM and DMT; provided, however, that with respect to Articles 5, 12 and 13, Independence shall be considered one Party, and the Energy Managers collectively shall be considered the other Party.

(32) "Person" means any individual, corporation, partnership, trust, estate, limited liability company, governmental agency or authority or other entity.

(33)  "Purchase Agreement" shall have the meaning set forth in Section 9.02.

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(34)  "Reserved Capability" shall have the meaning set forth in the Tolling
      Agreement.

(35) "Reserved Tolling Capability" shall have the meaning set forth in the Tolling Agreement.

(36) "Schedule" or "Scheduling" or "Scheduled" means communicating and confirming that a particular amount of Gas or Energy and/or Ancillary Services is to be delivered or received and providing all information as may be necessary to cause such delivery or receipt to occur.

(37) "Transporter" means any Person that transports Gas provided under the Gas Agreement or under the Tolling Agreement upstream of the Gas Facility Point.

(38)  "Transportation Agreement" shall have the meaning set forth in Section
      9.02.

                       ARTICLE 2 - EFFECTIVE DATE AND TERM

            2.01 TERM

      This Agreement shall commence on the later of (a) the date on which all conditions specified in Article 16 are satisfied or waived or (b) July 1, 2001 ("Effective Date") and shall remain in effect through November 14, 2014 ("Contract Term"); provided, however, that Independence may terminate this Agreement in its sole discretion at any time prior to 12:01 A.M. on July 1, 2001 by providing notice of termination to the Energy Managers. This Agreement shall terminate automatically at the end of the Contract Term and neither Independence nor the Energy Managers shall have any further liability or obligation to the other hereunder, except for obligations or duties that accrued prior to such termination and for obligations that expressly survive termination of this Agreement.

                       ARTICLE 3 - GAS MANAGEMENT SERVICES

            3.01 APPOINTMENT OF GAS MANAGER

      Independence hereby appoints and authorizes DMT to act as its exclusive agent for the purposes set forth in this Article 3, and DMT hereby agrees to such appointment and authorization.

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            3.02 SPECIFIC RESPONSIBILITIES

      Specifically, DMT shall, in accordance with this Agreement and the Gas
Agreement:

            (a) monitor the daily Gas requirements of the Facility based on the anticipated dispatch of the Facility, including the forecasts provided in accordance with Section 5.02 and Exhibits 5.02(A) and 5.02(B) of the Tolling Agreement;

            (b) Schedule nominations with Transporters in accordance with Dynegy Canada's obligations under the Gas Agreement and in accordance with DPM's obligations under the Tolling Agreement;

            (c) coordinate with Independence, DPM, Dynegy Canada and Operator to ensure that the Gas supply for the Facility is sufficient to meet the anticipated dispatch of the Facility;

            (d) immediately notify Independence, Operator and DPM of any Gas supply or Gas transportation event which could reasonably be expected to have a material impact on Independence or the availability of the Facility; and

            (e) maintain records of all relevant information necessary or appropriate to administer its obligations under this Agreement, under the Gas Agreement, under related agreements and under any transactions contemplated thereby.

            3.03 CERTAIN GAS NOMINATIONS

      In circumstances where DMT has made the Gas supply nomination for the Facility and the nomination is less than the Gas transportation capacity under contract for the Facility's requirements, DMT shall use commercially reasonable efforts to mitigate the costs and charges which would otherwise be incurred by Independence as a result of the under-utilization of the transportation capacity, provided, however, nothing in this Agreement shall require DMT to pay or be liable for any such costs or charges unless such obligation is set forth in the Gas Agreement. Under no circumstances, absent DMT's gross negligence or willful misconduct shall DMT have any liability or suffer any consequences associated with Gas imbalance or any such similar or related charges imposed by any transportation provider or Governmental Authority under any fuel supply agreement other than the Gas Agreement; it being understood that Independence shall be solely and exclusively liable for any such charges and liabilities (except as otherwise specified in the Gas Agreement or in the Tolling Agreement).

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            3.04 STANDARDS OF CARE

      DMT agrees to use commercially reasonable efforts to provide to Independence all Gas management services described in this Agreement necessary for the dispatch of energy from the Facility as provided in this Agreement and DMT agrees to perform such services with reasonable care and diligence, and in accordance with industry standards and all Laws. Notwithstanding the foregoing, nothing in this Article shall establish a standard of performance relative to the Gas Agreement or the Tolling Agreement, it being understood and agreed that Dynegy Canada's and DPM's Gas supply obligations with respect to the Facility are set forth exclusively, in the case of Dynegy Canada, in the Gas Agreement and, in the case of DPM, the Tolling Agreement and that the obligations with respect to the delivery of Gas to the Facility other than in connection with deliveries under the Gas Agreement and the Tolling Agreement are set forth exclusively in the other fuel supply agreements entered into by Independence.

            3.05 DELIVERIES UNDER THE GAS AGREEMENT

      All payments for Gas delivered under the Gas Agreement shall be made in accordance with the terms of the Gas Agreement.

                   ARTICLE 4 - ELECTRICITY MANAGEMENT SERVICES

            4.01 APPOINTMENT OF ELECTRICITY MANAGER

      Independence hereby appoints and authorizes DPM to act as its exclusive agent for the purposes set forth in this Article 4, and DPM hereby agrees to such appointment and authorization.

            4.02 SPECIFIC RESPONSIBILITIES

      Specifically, DPM shall:

            (a) on behalf of DPM and Independence and to the extent permitted by the NYISO Requirements, enter any nominations and enter all bids of energy under the Tolling Agreement on behalf of Independence into the NYISO's Day-Ahead Market (as defined in the Tolling Agreement) or otherwise in accordance with the arrangements for bidding of energy into the NYISO markets as may be set forth in the Tolling Agreement;

            (b) on behalf of DPM and Independence and to the extent permitted by the NYISO Requirements, enter any Schedule of energy in

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accordance with the directions of Independence that may arise in connection with the Reserved Capability;

            (c) on behalf of DPM and Independence and to the extent permitted by the NYISO Requirements, conform to the standards of entering bids of energy to the various NYISO markets in accordance with the NYISO Requirements and otherwise where applicable, in accordance with the Tolling Agreement;

            (d) on behalf of DPM and Independence and to the extent permitted by the NYISO Requirements, maintain accounts with, and administer payments and reconciliations of amounts due from the NYISO with respect to Tolling Services provided under the Tolling Agreement and with respect to revenues attributable to the use of the Reserved Capability;

            (e) maintain records of all relevant information necessary or appropriate to administer its obligations under this Agreement, under the Tolling Agreement, under related agreements and under any transactions contemplated thereby;

            (f) verify daily and hourly bids of energy with the NYISO in comparison to the operation of the Facility; and

            (g) on behalf of DPM and Independence and to the extent permitted by the NYISO Requirements, be the primary point of contact with the NYISO with respect to all matters related to bidding and Scheduling as contemplated by Sections 5.02 and 10.01 and Exhibits 5.02(A) and 5.02(B) of the Tolling Agreement.

            4.03 COMMUNICATIONS WITH NYISO

      Subject to Article X of the Tolling Agreement and to the extent permitted by the NYISO Requirements, it is the intent of the Parties that DPM shall be the primary contact with the NYISO with respect to all of the functions listed in
Section 4.02(a), (b), (c) and (f) and any other matters reasonably related thereto. If the NYISO contacts Independence directly with respect to any of the functions listed in Section 4.02, Independence shall promptly notify DPM. It is the intent of the Parties that Independence shall continue to be the primary contact with the NYISO with respect to reliability considerations and emergency operations. If the NYISO contacts DPM directly with respect to reliability considerations and emergency operations, DPM shall promptly notify Independence. The Parties agree to work together to develop operating procedures with respect to communications between the Parties and the NYISO related to all other matters. To the extent practicable, Independence shall provide copies to DPM of any

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correspondence or written communications with the NYISO related to the operation of the Facility.

            4.04 SCHEDULING AND DISPATCH

            (a) Subject to Article X of the Tolling Agreement and to the extent permitted by the NYISO Requirements, it is the intention of Independence and DPM to allow DPM to have maximum flexibility with respect to preparing and submitting bids of energy to the NYISO markets under the Tolling Agreement. As such, all bidding and scheduling of energy shall be done in accordance with
Article X and Exhibits 5.02(A) and 5.02(B) of the Tolling Agreement.

            (b) From time to time, Independence will notify DPM of its contractual responsibilities related to the operation of the Facility and, consistent with the procedures specified herein and in Section 5.02 and Exhibits 5.02(A) and 5.02(B) to the Tolling Agreement, DPM will prepare and submit bids to the NYISO in a manner designed to cause operation of the Facility to conform to such contractual responsibilities.

            4.05 STANDARD OF CARE

      DPM agrees to use commercially reasonable efforts to provide to Independence all of the electricity management services described in this Agreement and DPM agrees to perform such services with reasonable care and diligence and in accordance with the Tolling Agreement, the instructions from Independence related to the Reserved Capability, Good Electrical Practices and all Laws.

                        ARTICLE 5 - DEFAULT AND REMEDIES

            5.01 EVENTS OF DEFAULT

      The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

            (a) A material breach of any material term or condition of this Agreement, including, but not limited, to (i) any material breach of a representation, warranty or covenant made in this Agreement, and (ii) failure of a Party to make a required payment to another Party of amounts due hereunder.

            (b) A failure of Guarantor to provide Performance Assurance as defined in the Guaranty Agreement dated as of the date hereof by Guarantor (as amended, supplemented or modified and in effect from time to

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time, the "Guaranty Agreement") or a guaranty or other credit assurance acceptable to Independence, within the time required pursuant to Section 6 of the Guaranty Agreement.

            (c) A receiver or liquidator or trustee of a Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within one hundred twenty (120) Days, or by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of one hundred twenty (120) Days after the entry thereof; or a petition to declare bankruptcy or to reorganize a Party pursuant to any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, shall be filed against a Party and shall not be dismissed within one hundred twenty (120) Days after such filing.

            (d) A Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law, or, without limiting the generality of the foregoing, a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as now in effect or as it may hereafter be amended, or pursuant to any other similar state statute as now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or a Party shall make an assignment for the benefit of its creditors; or a Party shall admit in writing its inability to pay its debts generally as they become due; or a Party shall consent to the appointment of a receiver, trustee or liquidator of it or of all or part of its property.

            (e) The occurrence and continuation of a default, event of default or other similar condition or event in respect of such Party under (i) the Gas Supply Agreement; or (ii) the Tolling Agreement, or (iii) the ISDA Master Agreement (Multicurrency - Cross Border) dated as of July 1, 2001, the Schedule dated as of July 1, 2001 to the ISDA Master Agreement (Multicurrency - Cross Border) or the Electricity Swap Confirmation dated as of July 1, 2001, all between Independence and DPM.

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            5.02 NOTICE OF DEFAULT; CURE

      Upon the occurrence of any such Event of Default other than those described in Section 5.01(b), (c) and (d), the Party not in default shall give written notice of the Event of Default to the defaulting Party. Such notice of default shall set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure such default. Following receipt of such notice, the defaulting Party shall have:

            (a) ten (10) Days in the case of the failure of the defaulting Party to make a required payment to the other Party of amounts due hereunder; or

            (b) thirty (30) Days in the case of any other Event of Default described in Sections 5.01(a) and 5.01(e):

to cure such default or, in the case of an Event of Default under Section 5.02(b), to commence in good faith and continue to diligently pursue all such steps as shall be reasonably necessary and appropriate to cure such default in the event such default cannot reasonably be completely cured within such thirty
(30) Day period.

            5.03 REMEDIES

      Notwithstanding the foregoing, after the occurrence of any such Event of Default and the expiration of all applicable cure periods with respect thereto without such default being cured, the non-defaulting Party shall be entitled (i) to suspend performance under this Agreement or to terminate this Agreement, (ii) to commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof and (iii) to exercise such other rights and remedies as it may have at equity or at law, but subject to any limitation on damages otherwise provided for under this Agreement.

                         ARTICLE 6 - BILLING AND PAYMENT

      6.01 BILLING

      As soon as practicable after the end of each Month, Independence shall deliver to the Energy Managers an invoice setting forth all charges and any other amount payable to Independence pursuant to this Agreement, and any amounts payable to the Energy Managers pursuant to the terms of this Agreement (other than the Energy Management Fee).

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      6.02 PAYMENT

      On or before the tenth Day of each Month, Independence shall pay to DMT, on behalf of the Energy Managers, the Energy Management Fee. Each Party shall render payment to the other Party by wire transfer payment, or other acceptable method agreed to by the Parties, of the amount due as set forth in any invoice under Section 6.01, by the later of (i) the twenty fifth (25th) Day of the Month, and (ii) ten Days after the other Party's receipt of the invoice. The address, account information and/or wire transfer information shall be as provided pursuant to Section 24.07. Failure to make such payment when due shall result in a late charge on the unpaid balance that shall accrue on each calendar day from the due date to the date paid at the Interest Rate. If either Party in good faith disputes any part of any invoice, it shall make payment of the undisputed amount invoiced and shall provide to the other Party on or before the payment due date a written explanation of the basis for the dispute. If any amount disputed is determined to be due, the disputing Party shall pay such disputed amount within two Days of such determination, along with interest accrued daily at the Interest Rate from the date that, but for the dispute, payment was due until the date paid.

      6.03 AUDIT

      Each Party has the right with reasonable prior notice, at its sole expense, to examine the records of the other Party during Regular Business Hours to the extent reasonably necessary to verify the accuracy of any invoice, or calculations provided with or supporting such invoice, rendered pursuant to this Agreement. Each Party shall retain the records necessary to verify the accuracy of any invoice for 18 Months following the date of such invoice. If any such examination reveals any inaccuracy in any invoice, or calculations provided with or supporting such invoice, the necessary adjustments in such invoice, or calculations provided with or supporting such invoice, and the payments made pursuant to such inaccurate invoice, or calculations provided with or supporting such invoice, shall be adjusted in the next invoice; provided, however, that the Party asserting the need for such adjustment brought it to the attention of the other Party within twelve Months after the event causing the need for adjustment. This Section 6.03 shall survive any termination of this Agreement for a period of one year from the date on which the last invoice is rendered to such Party pursuant to this Agreement.

      6.04 OFFSET

      The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other under this Agreement

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through netting, in which case all amounts owed by each Party to the other Party under this Agreement during the monthly billing period, including, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

             ARTICLE 7 - MANAGEMENT REPORTS AND OPERATING COMMITTEE

      7.01 MANAGEMENT REPORTS

      The Energy Managers shall provide Independence with periodic management reports detailing all activities undertaken under this Agreement. The Energy Managers and Independence shall conduct quarterly meetings (or more frequent meetings if more frequent meetings are requested by Independence) to jointly review and evaluate the performance under this Agreement and determine future strategies and operational decisions concerning all aspects of the Agreement. The meetings may be held telephonically or by other agreed upon means.

      7.02 OPERATING COMMITTEE

      The Parties shall each appoint a member and an alternate to an Operating Committee, and so notify the other Parties of such appointments in writing. Such appointments may be changed at any time by similar notice. The Operating Committee shall meet as necessary to carry out the duties set forth herein. The Operating Committee shall hold meetings at the request of any Party at the Facility (unless otherwise agreed upon by the members of the Operating Committee) and at a time agreed upon by the members of the Operating Committee. Each member and alternate shall be a responsible person working with his or her Party's respective day-to-day operations under this Agreement. The duties of the Operating Committee shall include, but not be limited to, (i) coordinating operation schedules, (ii) establishing and maintaining operating procedures, including those pertaining to information transfers between and among the Parties, consistent with the provisions of this Agreement, and (iii) such other duties as may be conferred upon it by mutual agreement of the Parties.

                   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

                  8.01 ENERGY MANAGERS REPRESENTATIONS

      The Energy Managers hereby represents and warrants as follows:

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            (a) DMT is a general partnership duly organized and validly existing and in good standing under the laws of Colorado and is duly qualified to do business and in good standing in the State of New York.

            (b) DPM is a corporation duly organized and validly existing and in good standing under the laws of Texas and is duly qualified to do business and in good standing in the State of New York.

            (c) DMT has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

            (d) DPM has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

            (e) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of DMT and do not require any other actions or proceedings or any partner approval or consent of any trustee or holder of any indebtedness of DMT.

            (f) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of DPM and do not require any other actions or proceedings or any shareholder approval or consent of any trustee or holder of any indebtedness of DPM.

            (g) This Agreement has been duly executed and delivered on behalf of DMT by the appropriate officers of DMT and constitutes the legal, valid and binding obligation of DMT, enforceable against DMT in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (h) This Agreement has been duly executed and delivered on behalf of DPM by the appropriate officers of DPM and constitutes the legal, valid and binding obligation of DPM, enforceable against DPM in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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            (i) The execution, delivery, and performance of its obligations under this Agreement do not: (i) violate any provision of any Law having applicability to any Energy Manager or any provision of the organizational documents of either Energy Manager, the violation of which could reasonably be expected to have a material adverse effect on the ability of an Energy Manager to perform its obligations under this Agreement; (ii) result in a breach of or constitute a default under any provision of the organizational documents of either Energy Manager, (iii) result in a breach of or constitute a default under any agreement relating to the management or affairs of either Energy Manager or any indenture or loan or credit agreement or any other agreement, lease, or instrument to which any Energy Manager is a party or by which any Energy Manager or its properties or assets may be bound, the breach or default of which could reasonably be expected to have a material adverse affect on the ability of such Energy Manager to perform its obligations under this Agreement, or (iv) result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of any Energy Manager, the creation or imposition of which could reasonably be expected to have a material adverse affect on the ability of such Energy Manager to perform its obligations under this Agreement.

            (j) There is no pending or, to the best of each of the Energy Manager's knowledge, threatened Claim affecting an Energy Manager before any court or other Governmental Authority, or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of either Energy Manager or the ability of either Energy Manager to perform its obligations hereunder (except with respect to consents, licenses, permits, and other approvals of Governmental Authorities that are required to be obtained by either Energy Manager to enable it to perform its obligations under this Agreement), or that purport to affect the legality, validity, or enforceability of this Agreement.

            8.02 INDEPENDENCE REPRESENTATIONS

      Independence hereby represents and warrants as follows:

            (a) It is a limited partnership duly organized and validly existing and in good standing under the laws of Delaware and is duly qualified to do business and in good standing in the State of New York.

            (b) It has all requisite power and authority to carry on the business to be conducted by it and to enter into this Agreement and the

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                                       16
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transactions contemplated hereby, and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

            (c) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and do not require any other actions or proceedings or any partnership approval or consent of any trustee or holder of any indebtedness of Independence.

            (d) This Agreement has been duly executed and delivered on behalf of Independence by the appropriate officers of the general partner of Independence and constitutes the legal, valid and binding obligation of Independence, enforceable against Independence in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (e) The execution, delivery, and performance of its obligations under this Agreement do not: (i) violate any provision of any Law having applicability to Independence or any provision of the organizational documents of Independence, the violation of which could reasonably be expected to have a material adverse effect on the ability of Independence to perform its obligations under this Agreement; (ii) result in a breach of or constitute a default under any provision of the organizational documents of Independence,
(iii) result in a breach of or constitute a default under any agreement relating to the management or affairs of Independence or any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Independence is a party or by which Independence or its properties or assets may be bound, the breach or default of which could reasonably be expected to have a material adverse affect on the ability of Independence to perform its obligations under this Agreement, or (iv) result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of Independence, the creation or imposition of which could reasonably be expected to have a material adverse affect on the ability of Independence to perform its obligations under this Agreement.

            (f) There is no pending or, to the best of Independence's knowledge, threatened Claim affecting Independence before any court or other Governmental Authority, or arbitrator that could reasonably be expected to materially and adversely affect the financial condition or operations of Independence or the ability of Independence to perform its obligations hereunder (except with respect to consents, licenses, permits, and

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                                       17
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other approvals of Governmental Authorities that are required to be obtained by
Independence to enable it to perform its obligations under this Agreement), or that purport to affect the legality, validity, or enforceability of this Agreement.

            8.03 NO IMPLIED WARRANTIES

      THE REPRESENTATIONS AND WARRANTIES OF INDEPENDENCE AND THE ENERGY MANAGERS ARE SET FORTH FULLY AND COMPLETELY IN THIS AGREEMENT. THE PARTIES HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND HEREUNDER, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHER, WRITTEN OR ORAL, INCLUDING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY OR MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

            8.04 RELIANCE

      Notwithstanding any due diligence, analysis, investigation, review, study, or audit, each Party shall be entitled to rely on the representations, warranties, obligations, covenants, and agreements set forth herein.

                               ARTICLE 9 - AGENCY

            9.01 AGENCY AUTHORITY

      Persons dealing with either of the Energy Managers are entitled to rely qconclusively on the power and authority of the Energy Managers as set forth in this Agreement.

            9.02 GAS AGENCY

      (a) Independence hereby appoints and authorizes DMT to act as its exclusive agent for the purposes set forth in Section 9.02(b) and DMT hereby agrees to such appointment and authorization.

      (b) Commencing on the Effective Date, DMT shall have the authority to: (i) administer and manage Independence's Transportation Agreements, any Gas storage agreements entered into by Independence, and the Purchase Agreements, as the same may be executed or amended from time to time; (ii) make and change on behalf of Independence all nominations for daily deliveries of Gas to and from the receipt and delivery points specified in the Transportation Agreements, Purchase Agreements, or if

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applicable, any Gas storage agreements; (iii) make assignments on behalf of
Independence under the Transportation Agreements entered into by Independence and (iv) take such other action on behalf of Independence as Independence and DMT may agree upon from time to time. For purposes of this Section 9.02, "Purchase Agreements" are those Gas purchase agreements Independence has entered into or will enter into, and "Transportation Agreements" are those firm Gas transportation agreements Independence has entered into or will enter into, in each case under which Gas may be purchased and delivered to the Facility.

      (c) There is no requirement under this Agreement that every aspect of the day-to-day operation of the agency relationship between Independence and DMT, or that any transaction between Independence and DMT under this Agreement, be reduced to a written agreement and incorporated into this Agreement.

      (d) By this Agreement, DMT is hereby authorized and directed by Independence (i) to provide any applicable Transporters under the Transportation Agreements with accurate and timely information as necessary for DMT to make and change daily deliveries to applicable receipt points at which deliveries are to be made, and (ii) to receive from the Transporters under the Transportation Agreements and immediately forward to Independence any notice of curtailment, operational flow orders, or other emergencies which would otherwise be sent by a Transporter under the Transportation Agreements to Independence. If Independence receives any such notices or operational flow orders, Independence shall promptly forward such information to DMT.

                          ARTICLE 10 - DELIVERY OF FUEL

            10.01 FAILURE TO ARRANGE FOR DELIVERY OF GAS

      In circumstances where DMT has met the obligations imposed on DMT under this Agreement, has arranged for deliveries of Gas to the Gas Facility Point and there is a failure of Dynegy Canada to deliver Gas under the Gas Agreement, or a failure of a third-party supplier to deliver Gas to the Gas Facility Point, DMT and Independence hereby agree that the exclusive remedies for any failure in the delivery of Gas shall be governed exclusively by the Gas Agreement, the other Gas supply agreements and/or the Tolling Agreement.

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                          ARTICLE 11 - ELECTRIC ENERGY

            11.01 FAILURE TO SUPPLY OR RECEIVE ELECTRIC ENERGY

      In circumstances where DPM has met the obligations imposed on DPM under this Agreement, DPM and Independence hereby agree that the exclusive remedies for the failure of any delivery of energy shall be governed exclusively by the Tolling Agreement.

                          ARTICLE 12 - INDEMNIFICATION

            12.01 INDEPENDENCE'S INDEMNIFICATION

      Independence shall indemnify, defend and hold harmless the Energy Managers and their Affiliates and their officers, trustees, directors, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to the tangible property of third parties and injury to or death of persons (other than the Energy Manager's employees and Independence's employees) to the extent caused by, arising out of or relating to the gross negligence or willful misconduct of Independence in connection with or resulting from Independence's performance or breach of this Agreement.

            12.02 ENERGY MANAGERS' INDEMNIFICATION

      The Energy Managers shall jointly indemnify, defend and hold harmless Independence and its Affiliates and their officers, directors, trustees, employees and agents from and against any and all claims, demands, suits, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and costs of investigation) for damage to tangible property of third parties and injury to or death of persons (other than Independence's employees or the Energy Managers' employees) to the extent caused by, arising out of or related to the gross negligence or willful misconduct of the Energy Managers in connection with or resulting from the Energy Managers' performance or breach of this Agreement.

            12.03 INDEMNIFICATION PROCEDURES

            (a) A Party which becomes entitled to indemnification under this Agreement (the "Indemnified Party") shall give written notice to the other Party (the "Indemnifying Party") of the occurrence of the events which give rise to such right of indemnification within 30 Days of the Indemnified Party becoming aware of the occurrence thereof. Such notice shall describe the claim, the basis thereof and shall indicate an estimate of the amount of

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the claim. To the extent that the Indemnifying Party is prejudiced by any failure of the Indemnified Party to provide such notice, such notice shall be a condition precedent to the liability of the Indemnifying Party under this
Article 12.

            (b) At the Indemnified Party's request, the Indemnifying Party shall, at its cost and expense, defend (with counsel reasonably acceptable to the Indemnified Party) any suit asserting a claim against the Indemnified Party with respect to which the Indemnified Party is entitled to indemnification hereunder, and shall pay all costs and expenses incurred by the Indemnified Party to enforce its right to indemnification. The Indemnified Party may, at its own expense, retain separate counsel and participate in the defense of any such suit. Neither Party may settle or compromise a claim or suit without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

            12.04 SURVIVAL

      The indemnification obligations of each party under this Article 12 shall not be limited in any way by any limitation on insurance, by the amount or types of damages, or by any compensation or benefits payable by the parties under Worker's Compensation Acts, disability benefit acts or other employee acts or otherwise. The provisions of this Article 12 shall survive termination, cancellation, suspension, completion or expiration of this Agreement.

                      ARTICLE 13 - LIMITATION OF LIABILITY

            13.01 LIMITATION OF LIABILITY

      None of the Parties, nor their respective officers, directors, partners, agents, employees or Affiliates, shall be liable to the other Parties or their Affiliates, officers, directors, trustees, partners, agents, employees, successors or assigns, for claims for incidental, special, indirect, consequential or punitive damages of any nature connected with or resulting from performance or breach of this Agreement, including, without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) or losses, damages or liabilities under any financing, lending or construction contracts, agreements or other arrangements, irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.

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

            13.02 DUTY TO MITIGATE

      Notwithstanding any other provision of this Agreement, each Party has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance.

                           ARTICLE 14 - FORCE MAJEURE

            14.01 FORCE MAJEURE

      (a) The term "Force Majeure" shall mean causes beyond the reasonable control of, and without the fault or negligence of the Party claiming Force Majeure, including, but not limited to, acts of God; strikes and other labor disturbances; earthquakes; storms; fires; lightning; epidemics; wars; riots or civil disturbances; sabotage or condemnation or other similar acts.

      (b) If a Party because of Force Majeure is rendered wholly or partly unable to perform its obligations under this Agreement, except for a Party's obligation to make payments under this Agreement (which shall not be excused), that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that the Party whose performance under this Agreement is affected by an event of Force Majeure (i) gives the other Party notice of the occurrence of such Force Majeure event as soon as possible, and (ii) uses all commercially reasonable efforts to remedy the cause(s) and effect(s) of such Force Majeure event with all reasonable dispatch. The affected Party shall not be obligated to undertake unreasonable or uneconomic costs or burdens, including the settlement of strikes or labor disturbances on terms other than are acceptable to such Party in its sole discretion, in order to overcome the effects of the Force Majeure and reinstate full performance of its Agreement obligation.

                             ARTICLE 15 - ASSIGNMENT

            15.01 ASSIGNMENTS

      (a) This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, except to an Affiliate or successor, by any Party hereto, whether by operation of law or otherwise, without the prior written consent of the other Parties, which consent may not be unreasonably withheld or delayed. No assignment of all or any portion of the rights, interests or obligations permitted pursuant to the

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immediately preceding sentence shall relieve or discharge the assignor from any of its obligations under this Agreement without the prior written consent of the non-assigning Parties, which consent shall not be unreasonably withheld or delayed. Any assignment of this Agreement in violation of the foregoing shall be, at the option of the non-assigning Parties, void.

      (b) Notwithstanding the foregoing provisions of Section 15.01(a), (i) each Energy Manager may assign all or any portion of its rights and obligations hereunder to any of its Affiliates, (ii) Independence may assign all or any portion of its rights and obligations hereunder to any of its Affiliates (including, without limitation, Sithe Power Marketing, L.P., a Delaware limited partnership), and (iii) Independence may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution for the purposes of financing or refinancing any of its assets, including upon or pursuant to the exercise of remedies with respect to such financing or refinancing, or by way of assignments, transfers, pledges or other dispositions in lieu thereof, provided, however, that no such assignment of all or any portion of the rights, interests or obligations of a party pursuant to this Section 15.01(b) shall relieve or discharge the assignor from any of its obligations under this Agreement unless the non-assigning Parties consent to such release or discharge in accordance with Section 15.01(a). With respect to clause (iii) of this Section 15.01(b), the Energy Managers agree to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights hereunder, so long as the Energy Managers' rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

            15.02 AFFILIATION

      Notwithstanding any right to assignment pursuant to Section 15.01, DPM, Dynegy Canada and DMT shall remain Affiliates throughout the Contract Term.

                             ARTICLE 16 - CONDITIONS

            16.01 CONDITIONS PRECEDENT

      The obligations of Independence to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions, unless waived in writing by Independence:

      (a) DPM and DMT shall have delivered a duly executed Acknowledgement and Consent in the form of Exhibit A or such other form as Independence may approve;

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      (b) Dynegy Holdings Inc. ("Guarantor") shall have delivered a duly executed Guaranty Agreement in the form of Exhibit B or such other form as Independence may approve; and

      (c) Guarantor shall have delivered a duly executed Acknowledgement and Consent in the form of Exhibit 2 to Exhibit B or such other form as Independence may approve.

                           ARTICLE 17 - MISCELLANEOUS

            17.01 NO AMENDMENT OF UNDERLYING AGREEMENTS

      Nothing in this Agreement shall in any way amend or alter any provisions of the Gas Agreement, the Tolling Agreement, agreements relating to sales of the output of the Reserved Capability, or any third-party Gas supply agreements, or any of the duties or obligations of the Parties thereunder.

            17.02 GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement.

            17.03 SUBMISSION TO JURISDICTION

      Each of the Parties hereby irrevocably and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

      (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 17.08, or at such other address of which the other Party shall have been notified pursuant thereto; and

      (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

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            17.04 HEADINGS

      The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Agreement.

            17.05 WAIVER

      Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first Party to comply with such obligation, covenant, agreement or condition.

            17.06 SEVERABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            17.07 ENTIRE AGREEMENT

      This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, with respect to the subject matter hereof.

            17.08 NOTICES

      Any notice, request, demand, statement or payment provided for in this Agreement shall be in writing and shall be made as specified below; provided, however, that notices of interruption may be provided verbally, effective immediately and confirmed in writing and, provided further, that any Scheduling shall be done pursuant to the Scheduling and Operating Procedures. Invoices may be sent by facsimile. A notice sent by facsimile transmission will be recognized and shall be deemed received on the Business Day on which such notice was transmitted if received before close of business (and if received after close of business, on the next Business Day) and a notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent or such earlier time as is confirmed by the

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receiving Party unless it confirms a prior verbal communication, in which case any such notice shall be deemed received on the Day sent.

To the Energy Managers:

NOTICES & CORRESPONDENCE:                   PAYMENTS & INVOICES:
c/o Dynegy Marketing & Trade                All payments made by Independence to
1000 Louisiana Street, Suite 5800           the Energy Managers shall be made
Houston, Texas  77002                       directly to:
Attention: Contract Administration          First National Bank of Chicago -
Phone: 713-507-3713                         Chicago, Illinois
Fax: 713-507-3780                           Account Title:  Dynegy Marketing and
                                            Trade
                                            Account No.:  55-53911
To Independence:                            ABA Reference No.:  071000013

NOTICES & CORRESPONDENCE:                   PAYMENTS BY WIRE TRANSFER:
Sithe/Independence Power Partners, L.P.     All payments made by the Energy
P.O. Box 1046                               Manager to Independence shall be
76 Independence Way                         made directly to the account
Oswego, New York 13126                      entitled "Project Revenue Fund"
Attention:  General Manager                 maintained by Independence with
Facsimile:  (315) 342-8425                  The Bank of New York, Account
                                            No. 229289, 101 Barclay Street,
with a copy to:                             Floor 21W, New York, New York,
                                            10286, or to such other person
Sithe/Independence Power Partners, L.P.     or account as shall be specified
c/o Sithe Energies, Inc.                    from time to time by
335 Madison Avenue                          Independence to the Energy
28th Floor                                  Manager in writing. Any payments
New York, New York 10017                    being wired to the
Attention:  General Counsel                 above-referenced account should
Facsimile:  (212) 351-0800                  be directed to ABA 021000018;
                                            The Bank of New York; Corporate
                                            Trust/GLA 111-565; for further
                                            credit to TAS Account 229289;
                                            REF: Sithe Independence PWR
                                            Project Revenue Fund.

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From time to time a Party may change the foregoing addresses and payment information by sending written notice of such change in accordance with this Section.

            17.09 CONFIDENTIALITY

            (a) "Confidential Information" shall be any information or data exchanged by the Parties relating to the trading and marketing activities of either Party, the bids and Schedules submitted directly or indirectly to the NYISO pursuant to this Agreement or daily advisory billing statements and monthly billing statements received from the NYISO related to the Facility (including non-public information related thereto communicated to a Party from the NYISO). Confidential Information shall not include information:

                  (i) which was developed by the Receiving Party and was contained in a writing in the Receiving Party's possession before its receipt from the other Party;

                  (ii) which at the time of its disclosure to the Receiving Party is, or thereafter becomes, through no act or failure to act on the part of the Receiving Party, part of the public domain;

                  (iii) which has been rightfully furnished to the Receiving Party by a third party without restriction on disclosure or use and not in violation of any rights of, or obligations to, the other Party.

      The occurrence of any of the above exceptions shall not be construed as an express or implied grant of any rights under any of the other Party's patents or other intellectual property rights. For the purposes of this Section 17.09, a Party that receives Confidential Information from the other Party shall be referred to as the "Receiving Party."

            (b) No Receiving Party shall disclose or use Confidential Information received from the other Party for any purpose other than in connection with the performance of its obligations under this Agreement, without the prior written consent of the other Party. The Receiving Party agrees to utilize with respect to received Confidential Information the same standards and procedures which it applies to protection of its own confidential information, but not less than reasonable care.

            (c) Each Party will limit access to received Confidential Information to those of its owners, affiliates, directors, officers, employees, attorneys, lenders, contractors, suppliers, agents, and consultants who need to know about or participate in the performance of its obligations under this

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Agreement. Each Party agrees to (i) inform each of its owners, affiliates, directors, officers, employees, attorneys, lenders, contractors, suppliers, agents, and consultants who receive Confidential Information of the confidential nature thereof and of the obligations imposed by this Agreement, and (ii) each Party shall remain primarily liable to the other for unauthorized use or disclosure of received Confidential Information by its owners, affiliates, directors, officers, employees, attorneys, lenders, contractors, suppliers, agents or consultants receiving such information.

            (d) Notwithstanding Section 17.09(c), Independence shall not disclose Confidential Information to individuals who are actively involved in material marketing and trading activities in the markets administered by the NYISO; provided that Independence may designate by notice to the Energy Managers up to two individuals for receipt of Confidential Information who have responsibilities related to the Facility and associated contracts (including this Agreement) and who are engaged in material marketing and trading activities in the markets administered by the NYISO; provided further that Independence shall take all reasonable precautions to ensure that such designated individuals do not utilize Confidential Information in their marketing and trading activities; and provided further that information related to transmission congestion contracts or installed capacity contained in daily advisory billing statements and monthly billing statements receieved from the NYISO related to the Facility shall not be considered Confidential Information for purposes of this Section 17.09(d) only. Such individuals will not be provided access to the results of the NYISO's Day-Ahead Market bidding process undertaken by DPM under this Agreement and the Tolling Agreement, unless and until Independence's Facility operating personnel (who will have daily access to such results) (i) have identified a problem or material issue regarding such results, (ii) have attempted to discuss the problem or material issue with DPM, and (iii) following such discussions, have been unable to resolve the problem or material issue.

            (e) Notwithstanding Section 17.09(c), the Energy Managers shall not disclose information related to transmission congestion contracts or installed capacity contained in daily advisory billing statements and monthly billing statements received from the NYISO related to the Facility to individuals who are actively involved in material marketing and trading activities in the markets administered by the NYISO.

            (f) Each Party may disclose Confidential Information to third parties or other Governmental Authorities, including NYISO, to the extent such disclosures are contemplated in and required by the Parties in connection with the performance of their obligations under this Agreement. Each Party may also disclose Confidential Information which it is legally

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

required to furnish to comply with a subpoena or other legal process of a Governmental Authority, provided that the disclosing Party shall use reasonable efforts to limit such disclosure and to obtain confidential treatment of such Confidential Information.

            (g) The provisions of this Section 17.09 shall survive expiration, cancellation, or termination of this Agreement. Each Party agrees to be bound by the confidentiality obligations herein for a period of five (5) years from expiration, cancellation or termination.

            17.10 COUNTERPARTS

            This Agreement may be executed in counterparts, all of which shall constitute one and the same Agreement and each of which shall be deemed to be an original.

            17.11 NO OFFSET

      Except as provided in Section 6.04, the amounts due Energy Managers from Independence and the amounts due Independence from the Energy Managers shall constitute separate and independent obligations and may not be offset or net against each other or offset or net against any other amounts due between the Parties (whether under this Agreement or otherwise).

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be executed as of the date first set forth above.


                                      SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                      By: SITHE/INDEPENDENCE, INC.,
                                          its General Partner

                                            By: /s/ Sandra J. Manilla
                                               ---------------------------------
                                            Name: Sandra J. Manilla
                                            Title: Vice President and
                                                   Treasurer


                                      DYNEGY POWER MARKETING, INC.

                                            By: /s/ Miles Allen
                                               ---------------------------------
                                            Name: Miles Allen
                                            Title: Vice President


                                      DYNEGY MARKETING AND TRADE

                                            By: /s/ Miles Allen
                                               ---------------------------------
                                            Name: Miles Allen
                                            Title:  Senior Vice President

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EXHIBIT A

                           ACKNOWLEDGMENT AND CONSENT

      Acknowledgment and Consent (this "CONSENT") dated as of July 1, 2001 among Dynegy Power Marketing, Inc., a Texas corporation and Dynegy Marketing and Trade, a Colorado general partnership (together with their successors and assigns, the "ENERGY MANAGERS") and Sithe/Independence Power Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "PARTNERSHIP"), to and for the benefit of Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as collateral agent (together with successors and assigns in that capacity, the "COLLATERAL AGENT").

SECTION 1. CONSENT TO ASSIGNMENTS, ETC.

      The Energy Managers hereby (a) acknowledge that they have been advised of that certain Security Agreement and Assignment of Contracts dated as of January 1, 1993 (as amended, supplemented or modified and in effect from time to time, the "SECURITY AGREEMENT") between the Collateral Agent and the Partnership, (b) consent, subject to the provisions of this Consent, to the collateral assignment by the Partnership of the ENERGY MANAGEMENT AGREEMENT dated as of July 1, 2001 among the Energy Managers and the Partnership (as amended, supplemented or modified and in effect from time to time, the "ASSIGNED CONTRACT") as collateral for the Partnership's obligations to the Secured Parties (as defined in the Security Agreement), and any subsequent assignments by the Collateral Agent, on behalf of the Secured Parties, (c) acknowledge the right of the Collateral Agent, following an Event of Default (as defined in the Security Agreement) by the Partnership, to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Contract as the Partnership could have taken absent the Event of Default, and (d) acknowledge and agree that the Collateral Agent succeeding to the rights and obligations of the Partnership under the Assigned Contract shall not, in and of itself, constitute or cause a default by the Partnership under the Assigned Contract.

SECTION 2. PAYMENT OF ASSIGNED SUMS

      All payments (if any) to be made by the Energy Managers to the Partnership under the Assigned Contract shall be made by wire transfer to the account specified in Section 17.08 of the Assigned Contract.

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SECTION 3. REPRESENTATIONS OF ENERGY MANAGERS

      (a) The Energy Managers represent and warrant that as of the date hereof:

            (i) AUTHORIZATION. The execution, delivery and performance by the Energy Managers of this Consent has been duly authorized by all necessary action on the part of the Energy Managers and does not require any approval or consent of any shareholder or partner of the Energy Managers or any holder (or any trustee for any holder) of any indebtedness or other obligation of the Energy Managers, except as has been heretofore obtained.

            (ii) EXECUTION; DELIVERY; BINDING AGREEMENT. This Consent has been duly executed and delivered on behalf of the Energy Managers by the appropriate officers and representatives of the Energy Managers and constitutes the legal, valid and binding obligation of the Energy Managers, enforceable against the Energy Managers in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (iii) NO DEFAULT OR AMENDMENT. As of the date hereof, neither the Energy Managers nor, to the knowledge of the Energy Managers, the Partnership is in default under the Assigned Contract. The Energy Managers have no existing claims, counterclaims, offsets or defenses against the Partnership in respect of the Assigned Contract except for routine claims for payment under the Assigned Contract.

SECTION 4. RIGHTS OF SECURED PARTIES

      The Energy Managers agree that, subject to the provisions of this Consent, the Secured Parties shall have the following rights with respect to the Assigned
Contract:

            (a) Notwithstanding anything to the contrary contained in the Assigned Contract, the Assigned Contract shall not be terminated or cancelled by action of the Energy Managers and shall not be deemed abandoned or surrendered without prior notice in writing to the Collateral Agent specifying the Partnership's default (hereinafter called a "NOTICE"). Any such Notice shall contain a copy of the notice of default sent to the Partnership and shall be delivered to the Collateral Agent when the Energy Managers deliver a notice of default to the Partnership under the Assigned

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Contract. The Collateral Agent shall have the right (but not the obligation) to cure the defaults listed in any Notice within the same period of time provided in the Assigned Contract for the Partnership to cure such default; PROVIDED, HOWEVER, if the nature of any non-monetary default on the part of the Partnership under the Assigned Contract is such that it cannot be cured by the Collateral Agent without the Collateral Agent having taken possession of the Project (as defined in the Security Agreement), then the Collateral Agent's time for commencing such cure shall be extended for such reasonable period of time as is necessary for the Collateral Agent to lawfully obtain possession of the Project; PROVIDED, FURTHER, that the Collateral Agent shall at all times be seeking by all reasonable and lawful means to obtain such possession. Once the defaults listed in any Notice are timely cured by the Collateral Agent, there shall no longer be deemed to be any default under the Assigned Contract in respect of such defaults so cured. The curing of any defaults under the Assigned Contract shall not in and of itself be construed as an assumption by the Collateral Agent or any of the Secured Parties of any of the obligations, covenants or agreements of the Partnership under the Assigned Contract.

            (b) If a notice of election is delivered to the Energy Managers as provided in Section 5 below, the Energy Managers will accept performance of the Partnership's obligations (as specified in such notice of election) under the Assigned Contracts by the Collateral Agent, or its nominee(s) acting for the Secured Parties, as the case may be, in lieu of the Partnership's performance of such obligations.

            (c) Upon any transfer of the Partnership's rights under the Assigned Contract pursuant to the exercise of the Collateral Agent's rights under this Consent, the Collateral Agent or any third party to which such rights are transferred by the Collateral Agent (hereinafter, a "THIRD PARTY TRANSFEREE") shall, upon the Energy Managers' reasonable satisfaction with the Collateral Agent's or such Third Party Transferee's financial condition and subject to all applicable laws, rules and regulations, succeed to all of the Partnership's right, title and interest under and in connection with the Assigned Contract and shall be obligated to perform all of the terms and conditions of the Assigned Contract, except that the Collateral Agent or any Third Party Transferee shall not be required to perform or cause to be performed any of the Partnership's obligations under the Assigned Contract (except for the Partnership's obligation for the payment of all amounts due and payable to the Energy Managers under the terms of the Assigned Contract including any interest applicable thereon) that remain unperformed at the time that the Collateral Agent or such Third Party Transferee is transferred such Assigned Contract other than continuing non-monetary defaults under the Assigned Contract which are capable of performance by the Collateral Agent or the Third Party Transferee or be liable for any prior

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                                       33
act or omission of the Partnership, and upon the transfer by the Collateral Agent of its rights and interests and the rights and interests of the Partnership under the Assigned Contracts to a Third Party Transferee, the Collateral Agent and the Partnership shall be relieved of all obligations under the Assigned Contract arising after such transfer.

            (d) In the event that (i) the Assigned Contract is rejected by a trustee or any person exercising the powers of a trustee in any bankruptcy or insolvency proceeding applicable to the Partnership or (ii) the Assigned Contract is terminated as a result of any bankruptcy or insolvency proceeding applicable to the Partnership, the Energy Managers shall, subject to all applicable laws, rules and regulations, execute and deliver to the Collateral Agent and its designees, successors and assigns a new contract; PROVIDED that the Energy Managers shall be required to execute a new contract with the Collateral Agent only if the Collateral Agent or its designees, successors or assigns shall within ten (10) business days of entering into such new contract, cure all defaults for failure to pay all amounts due and payable to the Energy Managers under the Assigned Contract, including any interest applicable thereon. The new contract shall, subject to all applicable laws, rules and regulations, contain the same covenants, agreements, terms, provisions and limitations as the Assigned Contract (except for any requirements with respect to past performance which have been fulfilled by the Partnership or the Collateral Agent or its designees, successors and assigns hereunder).

SECTION 5. LIABILITY OF SECURED PARTIES

      The Collateral Agent, on behalf of the Secured Parties, and its successors and assigns, shall have no right or power to enforce the Assigned Contract, and assumes no duty or obligation thereunder unless and until the Collateral Agent shall have notified the Energy Managers that it has elected to exercise its rights and remedies under the Security Agreement and to substitute itself in the position of the Partnership under the Assigned Contracts and has agreed in a written instrument executed by the Collateral Agent to be bound by all terms and conditions of the Assigned Contract applicable to the Partnership.

SECTION 6. FURTHER ASSURANCES

      The Energy Managers hereby agree to execute and deliver all such instruments and take all such actions as may be reasonably necessary to effectuate fully the purposes of this Consent, provided, however, that such further assurances shall not expand the liability, or obligations arising under this Consent or dilute any rights or remedies otherwise accruing to Energy Managers under this Consent.

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

SECTION 7. NOTICES

      All notices and other communications hereunder shall be in writing, shall refer on their face to the Assigned Contract (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, facsimile, by hand or overnight courier service and shall be directed:

            (a) if to the Energy Managers, in accordance with the Assigned Contract;

            (b) if to the Collateral Agent, addressed to:

            Manufacturers and Traders Trust Company
            One M&T Plaza
            Buffalo, New York 14203
            Attention: Corporate Trust Department

            (c) if to the Partnership, in accordance with the Assigned Contract; and

            (d) to such other address as any party may designate by notice to the other party hereto given pursuant hereto.

SECTION 8. MISCELLANEOUS

      (a) GOVERNING LAW. This Consent shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles). Each of the Energy Managers and the Partnership hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Consent.

      (b) SUBMISSION TO JURISDICTION. Each of the Parties hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

            (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified

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                                       35
mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 7, or at such other address of which the other Party shall have been notified pursuant thereto; and

            (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      (c) HEADINGS. The descriptive headings of the Articles and Sections of this Consent are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Consent.

      (d) WAIVER. Except as otherwise provided in this Consent, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first party to comply with such obligation, covenant, agreement or condition.

      (e) SEVERABILITY. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (f) SUCCESSORS AND ASSIGNS. This Consent shall be binding upon and inure to the benefit of the Energy Managers, the Collateral Agent, the Partnership and their respective permitted successors and assigns.

      (g) COUNTERPARTS. This Consent may be executed in counterparts, all of which shall constitute one and the same Consent and each of which shall be deemed to be an original.

                    *** CONFIDENTIAL TREATMENT REQUESTED ***

            IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.


                                   DYNEGY POWER MARKETING, INC.

                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   DYNEGY MARKETING AND TRADE

                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                   By:  SITHE/INDEPENDENCE, INC.,
                                        its General Partner

                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

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                                       37

EXHIBIT B

                               GUARANTY AGREEMENT

      Base Guaranty Agreement (this "Guaranty") dated as of July 1, 2001 is made and entered into by Dynegy Holdings Inc., a Delaware corporation ("Guarantor"), to and for the benefit of Sithe/Independence Power Partners, L.P., a Delaware limited partnership ("Independence"), and its successors and permitted assigns.

                                   WITNESSETH:

      WHEREAS, Independence, Dynegy Power Marketing, Inc., a Texas corporation ("DPM") and Dynegy Marketing and Trade, a Colorado general partnership ("DMT") (DPM and DMT referred to collectively, together with their respective successors and permitted assigns, as "Energy Managers"), have entered into an ENERGY MANAGEMENT AGREEMENT dated as of July 1, 2001 (as amended, supplemented or modified from time to time, the "Energy Management Agreement"), a copy of which is attached hereto as Exhibit 1;

      WHEREAS, the Energy Managers are indirect, wholly owned subsidiaries of Guarantor, and Guarantor will derive substantial benefit from the performance by Independence of its obligations under the Energy Management Agreement;

      WHEREAS, it is a condition precedent to Independence's obligations under the Energy Management Agreement that this Guaranty be duly executed and delivered to Independence; and

      WHEREAS, Guarantor is willing to enter into this Guaranty.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

1. GUARANTY. Subject to the terms hereof, Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Independence and its successors and permitted assigns the due, punctual and full performance and payment of each and every obligation of the Energy Managers under the Energy Management Agreement (each such obligation hereinafter referred to, individually, as a "Guaranteed Obligation" and, collectively, as the "GUARANTEED OBLIGATIONS") and

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

      agrees that, if for any reason whatsoever the Energy Managers shall fail or be unable duly, punctually and fully to perform or pay any such Guaranteed Obligation, Guarantor shall forthwith, upon demand as provided in Section 4 hereof, perform or pay such Guaranteed Obligation, or cause such Guaranteed Obligation to be performed or paid, without regard to any exercise or nonexercise by Independence, its successors or permitted assigns of any right, power or privilege under or in respect of the Energy Management Agreement or the Guaranteed Obligations. In connection with the foregoing, Independence acknowledges that performance of the obligations of the Energy Managers under the Energy Management Agreement, to the extent that such performance is for an obligation other than the payment of money, shall be accomplished by Guarantor causing such performance to occur through a third party or otherwise by the payment of money. This Guaranty shall be direct, immediate and primary and shall be a guaranty of performance and payment and not of collection, and is not conditioned or contingent upon any attempt to collect from the Energy Managers or upon any other event, contingency or circumstance whatsoever, except as expressly provided otherwise herein.

2. OBLIGATIONS UNCONDITIONAL. Guarantor covenants to and agrees with Independence and its successors and permitted assigns that, to the fullest extent permitted by law, its obligations under this Guaranty are irrevocable, absolute and unconditional, shall remain in full force and effect, and shall not be impaired or affected by, or be subject to, any reduction, termination or other impairment by set-off, deduction, counterclaim, recoupment, interruption or otherwise, and Guarantor shall have no right to terminate this Guaranty or to be released, relieved or discharged, in whole or in part, from its performance or payment obligations referred to in this Guaranty for any reason whatsoever (other than the performance and payment in full of the Guaranteed Obligations), including (a) any amendment, supplement or modification to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privilege under or in respect of, the Energy Management Agreement, the Guaranteed Obligations or any other agreement or instrument relating thereto, (b) any insolvency, bankruptcy, reorganization, dissolution or liquidation of, or any similar occurrence with respect to, or cessation of existence of, or change of ownership of the Energy Managers, or any rejection of any of the Guaranteed Obligations in connection with any Proceeding (as defined in Section 3 below) or any disallowance of all or any portion of any claim by Independence, its successors or permitted assigns in connection with any Proceeding, (c) any lack of genuineness, legality,

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                                       39
      validity, regularity, enforceability or value of the Energy Management Agreement, any of the Guaranteed Obligations, or any other agreement or instrument relating thereto, (d) the failure to create, preserve, validate, perfect or protect any security interest granted to, or in favor of, any person, (e) any substitution, modification, exchange, release, settlement or compromise of any security or collateral for or guaranty of any of the Guaranteed Obligations or failure to apply such security or collateral or failure to enforce such guaranty or (f) any other event or circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or guarantor (other than the payment in full of the Guaranteed Obligations and any defenses available to the Energy Managers under the Energy Management Agreement), it being the intent of Guarantor that its obligations under this Guaranty shall be irrevocable, unconditional and absolute under any and all circumstances, except as expressly provided herein. This Guaranty and the obligations of Guarantor hereunder shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment by or on behalf of the Energy Managers is rescinded or must otherwise be restored by Independence, its successors or permitted assigns for any reason, including, but not limited to, as a result of any Proceeding with respect to the Energy Managers or any other person, as though such payment had not been made.

3. INTEREST. The Guaranteed Obligations shall include, without limitation, interest accruing as part of the Guaranteed Obligations by the terms thereof following the commencement by or against the Energy Managers of any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or composition or adjustment of debt (hereinafter, a "PROCEEDING").

4. DEMAND. If the Energy Managers shall fail or be unable duly, punctually and fully to perform or pay any Guaranteed Obligation, Independence, its successors or permitted assigns may at any time prior to the full performance or payment of such Guaranteed Obligation deliver notice of such failure or inability of the Energy Managers to perform or pay to Guarantor in writing, which notice shall reasonably specify the nature of such failure or inability to perform or pay, as the case may be and, in the case of a failure or inability to pay, the amount thereof (each such written notice hereinafter a "DEMAND"). Guarantor shall, upon receipt of a Demand, forthwith perform or pay such Guaranteed Obligation, or cause such Guaranteed Obligation to be performed or paid in full. Promptly on request, Guarantor shall

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                                       40
      reimburse Independence, its successors and permitted assigns for all costs and expenses (including reasonable attorneys' fees) incurred in enforcing Independence's, its successors' or permitted assigns' rights under this Guaranty, but only to the extent that Independence is successful in enforcing Independence's rights under this Guaranty.

5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Independence and its successors and permitted assigns that as of the date hereof:

      (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty;

      (b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty;

      (c) this Guaranty has been duly executed and delivered by Guarantor and constitutes a valid and legally binding agreement of Guarantor enforceable against Guarantor in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

      (d) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action and do not require any other actions or proceedings or any stockholder approval or consent of any trustee or holder of any indebtedness of Guarantor;

      (e) the execution, delivery and performance of this Guaranty and compliance by Guarantor with the terms hereof (i) will not violate any governmental approval or law applicable to it or any of its property, (ii) will not violate any provision of its certificate of incorporation, bylaws or other governing documents, and (iii) will not violate or constitute a default under any agreement or instrument to which it is a party or by which it or any of its property may be bound, or result in the creation or imposition of any lien upon any of its property, which violation, default or lien would have a material adverse effect on its ability to perform its obligations under this Guaranty;

      (f) except as disclosed in Guarantor's latest Form 10-K and any Form 10-Qs or Form 8-Ks subsequently filed with the Securities

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                                       41
            and Exchange Commission, there are no actions, suits, investigations or proceedings against Guarantor by or before any court, arbitrator, administrative or regulatory agency, or other governmental authority pending, or to its knowledge, threatened against or affecting it, its properties, or its assets that, if adversely determined, would reasonably be expected to have a material and adverse effect on its ability to perform its obligations under this Guaranty; and

      (g) it directly or indirectly owns all of the issued and outstanding shares of each class of capital stock of the Energy Managers.

6. DOWNGRADE EVENT. If at any time any two of the credit ratings then assigned to Guarantor's unsecured, senior long-term debt obligations falls below "Investment Grade" from the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor ("S&P"),"Investment Grade" from Moody's Investor Services, Inc. or its successor ("MOODY'S") or "Investment Grade" from Fitch IBCA, Inc. or its successor ("FITCH") (or if Guarantor is not rated by any of S&P, Moody's or Fitch), then Independence may require Guarantor to provide collateral in the form of either a substitute guaranty on terms and conditions substantially similar to this Guaranty (from a substitute guarantor whose unsecured, senior long-term debt obligations are rated at least "Investment Grade" from two of S&P, Moody's and Fitch) or other security reasonably acceptable to Independence and the Energy Managers ("Performance Assurance") in an amount determined by Independence in a commercially reasonable manner. The failure of Guarantor to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Independence within twenty (20) business days of receipt of notice shall constitute an Event of Default under the Energy Management Agreement and Independence will be entitled to the remedies set forth in the Energy Management Agreement.

7. AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived, supplemented or terminated except in a writing signed by Guarantor and Independence or Independence's successors and permitted assigns.

8. WAIVERS. To the fullest extent permitted by law, and except for the Demand required pursuant to Section 4 hereof, Guarantor hereby waives (a) all set-offs, counterclaims, presentments, demands for performance, notices of nonperformance, protests, notice of any of the matters referred to in
      Section 2, notices of protests, notices of dishonor, notice of any waivers or indulgences or extensions, and notices of every

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                                       42
      kind that may be required to be given by any statute or rule of law and notice of acceptance of this Guaranty, (b) diligence, presentment, and demand of payment, filing of claims with a court in connection with any Proceeding, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever; and (c) any requirement that any action or proceeding be brought against the Energy Managers or any other person, or any requirement that any person exhaust any right, power or remedy or proceed against any other person, prior to any action against Guarantor under the terms hereof. No delay on the part of Independence, its successors or permitted assigns in the exercise of, or failure to exercise, any right or remedy shall operate as a waiver thereof, a waiver of any other rights or remedies, or a release of Guarantor from any obligations hereunder, and no single or partial exercise by Independence, its successors or permitted assigns of any right or remedy shall preclude any further exercise thereof or the exercise of any other right or remedy.

9. WAIVER OF SUBROGATION. Guarantor hereby agrees that it will not exercise, and hereby irrevocably, absolutely and unconditionally waives, any rights of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery for any payments made by it hereunder until all Guaranteed Obligations have been fully paid and performed.

10. NOTICE. Any Demand, notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telecopy, as follows:

                  To Independence:

                  Sithe/Independence Power Partners, L.P.
                  P.O. Box 1046
                  76 Independence Way
                  Oswego, New York 13126
                  Attention: General Manager
                  Telecopy: (315) 342-8425

                  with a copy to:

                  Sithe Energies, Inc.
                  28th Floor
                  335 Madison Avenue

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                  New York, New York 10017
                  Attention: General Counsel
                  Telecopy: (212) 351-0800

                  To Guarantor:

                  Dynegy Holdings Inc.
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas  77002
                  Attention: Assistant Treasurer
                  Telecopy: (713) 507-6786

      Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telefax shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telefax shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

11. ASSIGNMENT. Guarantor shall have no right, power or authority to delegate, assign or transfer all or any of its rights or obligations hereunder. Independence may assign all or any of its rights hereunder to any assignee of its rights under the Energy Management Agreement as permitted thereby; provided, further, that Independence may pledge or assign its interest hereunder to the lenders of financial parties referred to in Section 15.01 of the Energy Management Agreement ("Financial Parties") in connection with any assignment of the Energy Management Agreement to the Financial Parties as contemplated by Section 15.01 of the Energy Management Agreement. In connection with any such assignment to any Financial Party, Guarantor agrees to execute and deliver the agreement attached hereto as
      Exhibit 2.

12. MISCELLANEOUS. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CONFLICT-OF-LAWS RULES. EACH OF GUARANTOR AND INDEPENDENCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER AGREEMENTS REFERRED TO HEREIN OR ANY OF THE TRANSACTIONS CONTEMPLATED

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      HEREBY OR THEREBY. Each of the Parties hereby irrevocably and unconditionally: (i) submits for itself in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;
      (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 10, or at such other address of which the other Party shall have been notified pursuant thereto; and (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law. This Guaranty is a continuing guaranty, shall apply to all Guaranteed Obligations whenever arising, shall be binding upon Guarantor and its successors and shall inure to the benefit of and be enforceable by Independence and its successors and permitted assigns. This Guaranty embodies the entire agreement of Guarantor and Independence and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guaranty are for the purposes of reference only, and shall not affect the meaning hereof. If any provision of this Guaranty shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                                     DYNEGY HOLDINGS INC.

                                                     By:
                                                        ------------------------
                                                     Title:
                                                           ---------------------

ACCEPTED:

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By: SITHE/INDEPENDENCE, INC.,
    its General Partner

By:
   ---------------------------------
Title:
      ------------------------------

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EXHIBIT 2

                           ACKNOWLEDGMENT AND CONSENT

      Acknowledgment and Consent (this "CONSENT") dated as of July 1, 2001 between Dynegy Holdings Inc. a Texas corporation (together with its successors and assigns, the "COMPANY") and Sithe/Independence Power Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "PARTNERSHIP"), to and for the benefit of Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as collateral agent (together with successors and assigns in that capacity, the "COLLATERAL AGENT").

SECTION 1. CONSENT TO ASSIGNMENTS, ETC.

      The Company hereby (a) acknowledges that it has been advised of that certain Security Agreement and Assignment of Contracts dated as of January 1, 1993 (as amended, supplemented or modified and in effect from time to time, the "SECURITY AGREEMENT") between the Collateral Agent and the Partnership, (b) consents, subject to the provisions of this Consent, to the collateral assignment by the Partnership of the Guaranty Agreement dated as of July 1, 2001 between the Company and the Partnership (as amended, supplemented or modified and in effect from time to time, the "ASSIGNED CONTRACT") as collateral for the Partnership's obligations to the Secured Parties (as defined in the Security Agreement), and any subsequent assignments by the Collateral Agent, on behalf of the Secured Parties, (c) acknowledges the right of the Collateral Agent, following an Event of Default (as defined in the Security Agreement) by the Partnership, to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Contract as the Partnership could have taken absent the Event of Default, and (d) acknowledges and agrees that the Collateral Agent succeeding to the rights and obligations of the Partnership under the Assigned Contract shall not, in and of itself, constitute or cause a default by the Partnership under the Assigned Contract.

SECTION 2. PAYMENT OF ASSIGNED SUMS

      All payments (if any) to be made by the Company to the Partnership under the Assigned Contract shall be made by wire transfer to the account specified in
Section 24.07 of the Assigned Contract.

SECTION 3. REPRESENTATIONS OF COMPANY

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            (a) The Company represents and warrants that as of the date hereof:

                  (i) AUTHORIZATION. The execution, delivery and performance by the Company of this Consent has been duly authorized by all necessary action on the part of the Company and does not require any approval or consent of any shareholder of the Company or any holder (or any trustee for any holder) of any indebtedness or other obligation of the Company, except as has been heretofore obtained.

                  (ii) EXECUTION; DELIVERY; BINDING AGREEMENT. This Consent has been duly executed and delivered on behalf of the Company by the appropriate officers of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (iii) NO DEFAULT OR AMENDMENT. As of the date hereof, neither the Company nor, to the knowledge of the Company, the Partnership is in default under the Assigned Contract. The Company has no existing claims, counterclaims, offsets or defenses against the Partnership in respect of the Assigned Contract except for routine claims for payment under the Assigned Contract.

SECTION 4. RIGHTS OF SECURED PARTIES

      The Company agrees that, subject to the provisions of this Consent, the Secured Parties shall have the following rights with respect to the Assigned
Contract:

                  (a) Notwithstanding anything to the contrary contained in the Assigned Contract, the Assigned Contract shall not be terminated or cancelled by action of the Company and shall not be deemed abandoned or surrendered without prior notice in writing to the Collateral Agent specifying the Partnership's default (hereinafter called a "NOTICE"). Any such Notice shall contain a copy of the notice of default sent to the Partnership and shall be delivered to the Collateral Agent when the Company delivers a notice of default to the Partnership under the Assigned Contract. The Collateral Agent shall have the right (but not the obligation) to cure the defaults listed in any Notice within the same period of time provided in the Assigned Contract for the Partnership to cure such default; PROVIDED, HOWEVER, if

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      the nature of any non-monetary default on the part of the Partnership under the Assigned Contract is such that it cannot be cured by the Collateral Agent without the Collateral Agent having taken possession of the Project (as defined in the Security Agreement), then the Collateral Agent's time for commencing such cure shall be extended for such reasonable period of time as is necessary for the Collateral Agent to lawfully obtain possession of the Project; PROVIDED, FURTHER, that the Collateral Agent shall at all times be seeking by all reasonable and lawful means to obtain such possession. Once the defaults listed in any Notice are timely cured by the Collateral Agent, there shall no longer be deemed to be any default under the Assigned Contract in respect of such defaults so cured. The curing of any defaults under the Assigned Contract shall not in and of itself be construed as an assumption by the Collateral Agent or any of the Secured Parties of any of the obligations, covenants or agreements of the Partnership under the Assigned Contract.

                  (b) If a notice of election is delivered to the Company as provided in Section 5 below, the Company will accept performance of the Partnership's obligations (as specified in such notice of election) under the Assigned Contracts by the Collateral Agent, or its nominee(s) acting for the Secured Parties, as the case may be, in lieu of the Partnership's performance of such obligations.

                  (c) Upon any transfer of the Partnership's rights under the Assigned Contract pursuant to the exercise of the Collateral Agent's rights under this Consent, the Collateral Agent or any third party to which such rights are transferred by the Collateral Agent (hereinafter, a "THIRD PARTY TRANSFEREE") shall, upon the Company's reasonable satisfaction with the Collateral Agent's or such Third Party Transferee's financial condition and subject to all applicable laws, rules and regulations, succeed to all of the Partnership's right, title and interest under and in connection with the Assigned Contract and shall be obligated to perform all of the terms and conditions of the Assigned Contract, except that the Collateral Agent or any Third Party Transferee shall not be required to perform or cause to be performed any of the Partnership's obligations under the Assigned Contract (except for the Partnership's obligation for the payment of all amounts due and payable to the Company under the terms of the Assigned Contract including any interest applicable thereon) that remain unperformed at the time that the Collateral Agent or such Third Party Transferee is transferred such Assigned Contract other than continuing non-monetary defaults under the Assigned Contract which are capable of performance by the Collateral Agent or the Third Party

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      Transferee or be liable for any prior act or omission of the Partnership, and upon the transfer by the Collateral Agent of its rights and interests and the rights and interests of the Partnership under the Assigned Contracts to a Third Party Transferee, the Collateral Agent and the Partnership shall be relieved of all obligations under the Assigned Contract arising after such transfer.

                  (d) In the event that (i) the Assigned Contract is rejected by a trustee or any person exercising the powers of a trustee in any bankruptcy or insolvency proceeding applicable to the Partnership or (ii) the Assigned Contract is terminated as a result of any bankruptcy or insolvency proceeding applicable to the Partnership, the Company shall, subject to all applicable laws, rules and regulations, execute and deliver to the Collateral Agent and its designees, successors and assigns a new contract; PROVIDED that the Company shall be required to execute a new contract with the Collateral Agent only if the Collateral Agent or its designees, successors or assigns shall within ten (10) business days of entering into such new contract, cure all defaults for failure to pay all amounts due and payable to the Company under the Assigned Contract, including any interest applicable thereon. The new contract shall, subject to all applicable laws, rules and regulations, contain the same covenants, agreements, terms, provisions and limitations as the Assigned Contract (except for any requirements with respect to past performance which have been fulfilled by the Partnership or the Collateral Agent or its designees, successors and assigns hereunder).

SECTION 5. LIABILITY OF SECURED PARTIES

      The Collateral Agent, on behalf of the Secured Parties, and its successors and assigns, shall have no right or power to enforce the Assigned Contract, and assumes no duty or obligation thereunder unless and until the Collateral Agent shall have notified the Company that it has elected to exercise its rights and remedies under the Security Agreement and to substitute itself in the position of the Partnership under the Assigned Contracts and has agreed in a written instrument executed by the Collateral Agent to be bound by all terms and conditions of the Assigned Contract applicable to the Partnership.

SECTION 6. FURTHER ASSURANCES

      The Company hereby agrees to execute and deliver all such instruments and take all such actions as may be reasonably necessary to effectuate fully the purposes of this Consent, provided, however, that such

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further assurances shall not expand the liability, or obligations arising under this Consent or dilute any rights or remedies otherwise accruing to Company under this Consent.

SECTION 7. NOTICES

      All notices and other communications hereunder shall be in writing, shall refer on their face to the Assigned Contract (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, facsimile, by hand or overnight courier service and shall be directed:

            (a) if to the Company, in accordance with the Assigned Contract;

            (b) if to the Collateral Agent, addressed to:

                Manufacturers and Traders Trust Company
                One M&T Plaza
                Buffalo, New York 14203
                Attention: Corporate Trust Department

            (c) if to the Partnership, in accordance with the Assigned Contract; and

            (d) to such other address as any party may designate by notice to the other party hereto given pursuant hereto.

SECTION 8. MISCELLANEOUS

      (a) GOVERNING LAW. This Consent shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles). Each of the Company and the Partnership hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Consent.

      (b) SUBMISSION TO JURISDICTION. Each of the Parties hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

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            (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 7, or at such other address of which the other Party shall have been notified pursuant thereto; and

            (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      (c) HEADINGS. The descriptive headings of the Articles and Sections of this Consent are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Consent.

      (d) WAIVER. Except as otherwise provided in this Consent, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first party to comply with such obligation, covenant, agreement or condition.

      (d) SEVERABILITY. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (f) SUCCESSORS AND ASSIGNS. This Consent shall be binding upon and inure to the benefit of the Company, the Collateral Agent, the Partnership and their respective permitted successors and assigns.

      (g) COUNTERPARTS. This Consent may be executed in counterparts, all of which shall constitute one and the same Consent and each of which shall be deemed to be an original.

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            IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.


                                            DYNEGY HOLDINGS INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            SITHE/INDEPENDENCE POWER
                                            PARTNERS, L.P.

                                            By: SITHE/INDEPENDENCE, INC.,
                                                its General Partner

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

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